Exhibit 10.2

EXECUTION COPY

CREDIT SUISSE FIRST BOSTON (USA), INC.

4,300,000 SAILS

(Shared Appreciation Income Linked Securities)

Due November 15, 2008

Subject to Exchange into Shares of

Common Stock, par value $0.001 per share, of Equinix, Inc.

TERMS AGREEMENT

November 9, 2005

CREDIT SUISSE FIRST BOSTON LLC

Eleven Madison Avenue

New York, New York 10010-3629

      As representative (the “Representative”)

      of the several Underwriters (as defined below)

Dear Sirs and Mesdames:

Credit Suisse First Boston (USA), Inc., a Delaware corporation (“CSFB USA”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), 4,300,000 SAILS (Shared Appreciation Income Linked Securities) due November 15, 2008 (the “SAILS”) with a principal amount of $35.64 per SAILS. The SAILS are subject to exchange into shares of common stock, par value $0.001 per share (the “Common Stock”), of Equinix, Inc., a Delaware corporation (“Equinix”), or the cash equivalent of those shares.

i-STT Investments (Bermuda) Ltd., a Bermuda corporation (the “Selling Stockholder”), which is a wholly-owned subsidiary of i–STT Investments Pte. Ltd., a corporation organized under the laws of the Republic of Singapore (“STT,” and, together with the Selling Stockholder, the “Selling Stockholder Entities”), has entered into (a) a Forward Purchase Agreement dated the date hereof (the “Forward Purchase Agreement”) with Credit Suisse First Boston Capital LLC (“CSFB Capital”), pursuant to which the Selling Stockholder has agreed to sell, and CSFB Capital has agreed to purchase, the number of shares of Common Stock specified therein (the “Contract Shares”) on the dates specified therein and (b) a Collateral Agreement dated the date hereof with CSFB Capital and Credit Suisse First Boston LLC as collateral agent and securities intermediary, pursuant to which the Selling Stockholder has pledged to CSFB Capital the maximum number of Contract Shares that it may be required to deliver at maturity of the Forward Purchase Agreement (the “Collateral Agreement” and, together with the Forward Purchase Agreement, the “Forward Documents”).

The representations, warranties and agreements among Equinix, the Selling Stockholder and the Underwriters with respect to the Contract Shares that will be delivered at maturity of the SAILS and related matters are set forth in Part A of this Terms Agreement (this “Agreement”). The representations, warranties and agreements between CSFB USA and the Underwriters with respect to the offer and sale of the SAILS and related matters are set forth in Part B of this Agreement. As used herein, “Contract Shares Basic Transactions” means (i) the sale of the Contract Shares by the Selling Stockholder to CSFB Capital pursuant to the Forward Purchase Agreement and (ii) the pledge of the Contract Shares by the Selling Stockholder pursuant to the Collateral Agreement. For the avoidance of doubt, with respect to the Forward Documents, references to the Contract Shares Basic Transactions herein refer solely to the actions specified in (i) and (ii) above and do not contemplate the other terms and conditions of any of the Forward Documents, including without limitation any aspect of the authorization, execution and delivery of the Forward Documents by, or the enforceability of any of the Forward Documents against, any party thereto.

PART A. REGISTRATION AND SALE OF CONTRACT SHARES

Equinix has filed with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act on Form S-3 (File No. 333-128857), including a prospectus (the “Equinix Basic Prospectus”), relating to the Common Stock. Such registration statement as amended as of the date of this Agreement and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as defined in Part B of this Agreement), including the information (if any) deemed to be part of such registration statement (including any information incorporated therein by reference) at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended, and the rules and regulations of Commission thereunder (collectively, the “Securities Act”) is hereinafter referred to as the “Equinix Registration Statement;” any preliminary prospectus supplement to the Equinix Basic Prospectus relating to the Contract Shares together with the Equinix Basic Prospectus is hereinafter referred to as an “Equinix Preliminary Prospectus;” the final prospectus supplement to the Equinix Basic Prospectus relating to the Contract Shares in the form first used in conjunction with the final prospectus for the SAILS is hereinafter referred to as the “Equinix Final Prospectus” (including, in the case of all references to the Equinix Registration Statement or the Equinix Final Prospectus, unless the context requires otherwise, documents incorporated by reference therein pursuant to Item 12 of Form S-3 of the Securities Act (the “Incorporated Documents”)). The terms “supplement” and “amendment” or “amend” with respect to the Equinix Registration Statement, any Equinix Preliminary Prospectus and the Equinix Final Prospectus shall include all documents subsequently filed (but not to the extent all or a portion of such documents are furnished) by Equinix with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), that are deemed to be incorporated by reference therein. If Equinix has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Equinix Registration Statement”), then any reference herein to the term “Equinix Registration Statement” shall be deemed to include such Rule 462 Equinix Registration Statement.

The Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder are collectively referred to in this Part A as the “Investment Company Act;” and the Securities Act and the Investment Company Act are collectively referred to in this Part A as the “Acts.”

The Selling Stockholder, Equinix and the Underwriters hereby agree as follows:

1. Representations and Warranties of Equinix and the Selling Stockholder.

(a) Equinix represents and warrants to, and agrees with, each of the Underwriters and the Selling Stockholder that:

(i) Equinix meets the requirements for filing the Equinix Registration Statement on Form S-3, and such Equinix Registration Statement has become effective; no stop order suspending the effectiveness of the Equinix Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission;

(ii) no order preventing or suspending the use of any Equinix Preliminary Prospectus has been issued by the Commission, and each Equinix Preliminary Prospectus complied, when so filed, in all material respects with the Acts and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading except that the representations and warranties set forth in this paragraph do not apply to any statements or omissions in any Equinix Preliminary Prospectus based upon information relating to (A) any Underwriter furnished to Equinix in writing by such Underwriter through the Representative expressly for use therein and (B) the Selling Stockholder furnished to Equinix by the Selling Stockholder expressly for use therein;

(iii) each part of the Equinix Registration Statement, when it became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Equinix Registration Statement and the Equinix Final Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act; and the Equinix Final Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Equinix Registration Statement or the Equinix Final Prospectus based upon information relating to (A) any Underwriter furnished to Equinix in writing by such Underwriter through the Representative expressly for use therein and (B) the Selling Stockholder Entities furnished to Equinix by the Selling Stockholder expressly for use therein;

(iv) Equinix has been duly incorporated and is an existing corporation in good standing under the laws of State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Equinix Final Prospectus; and Equinix is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of Equinix and the Subsidiaries (as defined below) taken as a whole (each, an “Equinix Material Adverse Effect”);

(v) Equinix Operating Co., Inc., Equinix Pacific, Inc., Equinix RP II LLC and Equinix RP, Inc. (each a “Subsidiary” and, together, the “Subsidiaries”) are Equinix’s only subsidiaries that are material to the business of the Company and its subsidiaries taken as a whole. Each of the Subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Equinix Final Prospectus; and each Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified or in good standing would not have an Equinix Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of Equinix has been duly authorized and validly issued and is fully paid and nonassessable. Equinix owns all of the shares of capital stock of each subsidiary of Equinix, directly or through subsidiaries, free from liens, encumbrances and defects;

(vi) the authorized capital stock of Equinix conforms as to legal matters to the description thereof contained in or incorporated by reference into, as applicable, the Equinix Final Prospectus. The Contract Shares and all other outstanding shares of capital stock of Equinix have been duly authorized and validly issued, are fully paid and nonassessable and conform as to legal matters to the description thereof contained in or incorporated by reference into, as applicable, the Equinix Final Prospectus; and the stockholders of Equinix have no preemptive rights with respect to the Contract Shares. Except as set forth in the Equinix Final Prospectus, neither Equinix nor any of the Subsidiaries has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. All outstanding shares of capital stock and options and other rights to acquire capital stock have been issued in compliance with the registration and qualification provisions of all applicable securities laws and were not issued in violation of any preemptive rights, rights of first refusal or other similar rights;

(vii) except as disclosed in the Equinix Final Prospectus, there are no contracts, agreements or understandings between Equinix and any person that would give rise to a valid claim against Equinix or any Underwriter for a brokerage commission, finder’s fee or other like payment as a result of the Contract Shares Basic Transactions;

(viii) except as disclosed in the Equinix Final Prospectus, there are no contracts, agreements or understandings involving Equinix granting to any person the right to require Equinix to file a registration statement under the Securities Act with respect to any securities of Equinix owned or to be owned by such person or to require Equinix to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by Equinix under the Securities Act;

(ix) the Contract Shares have been approved for listing on the NASDAQ;

(x) no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by Equinix for the consummation of the Contract Shares Basic Transactions, except such as have been obtained and made under the Acts, the Exchange Act or state securities or blue sky laws in connection with the offer and sale of the SAILS and the delivery of the Contract Shares to holders of the SAILS;

(xi) the execution and delivery by Equinix of, and performance by Equinix of its obligations under, this Agreement and the consummation of the Contract Shares Basic Transactions will not result in a material breach or violation of any of the terms and provisions of, or constitute a material default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over Equinix or any of the Subsidiaries or any of their properties, or any agreement or instrument to which Equinix or any such Subsidiary is a party or by which Equinix or any such Subsidiary is bound or to which any of the properties of Equinix or any such Subsidiary is subject, or the charter or by-laws of Equinix or any such Subsidiary;

(xii) this Agreement has been duly authorized, executed and delivered by Equinix;

(xiii) except as disclosed in the Equinix Final Prospectus, Equinix and the Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and Equinix and its Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them;

(xiv) Equinix and the Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to Equinix or any of its subsidiaries, would individually or in the aggregate have an Equinix Material Adverse Effect;

(xv) no labor dispute with the employees of Equinix or any of the Subsidiaries exists or, to the knowledge of Equinix, is imminent that might have an Equinix Material Adverse Effect;

(xvi) Equinix and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, the “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to Equinix or any of the Subsidiaries, would individually or in the aggregate have an Equinix Material Adverse Effect;

(xvii) except as disclosed in the Equinix Final Prospectus, neither Equinix nor any of the Subsidiaries (A) is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, the “Environmental Laws”), (B) owns, leases or operates any real property contaminated with any substance that is subject to any Environmental Laws, (C) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (D) is subject to any claim relating to any Environmental Laws, in each case which violation, contamination, liability or claim would individually or in the aggregate have an Equinix Material Adverse Effect; and

Equinix is not aware of any pending or threatened investigation which is reasonably expected to lead to such a claim. Except as disclosed in the Equinix Final Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that might have an Equinix Material Adverse Effect;

(xviii) except as disclosed in the Equinix Final Prospectus, there are no pending actions, suits or proceedings against or affecting Equinix, any of the Subsidiaries or any of their respective properties that, if determined adversely to Equinix or any of its Subsidiaries, would individually or in the aggregate have an Equinix Material Adverse Effect, or would materially and adversely affect the ability of Equinix to perform its obligations under this Agreement, or which are otherwise material in the context of the transactions contemplated by this Agreement; and no such actions, suits or proceedings are threatened or, to Equinix’s knowledge, contemplated;

(xix) the financial statements included in each Equinix Registration Statement and the Equinix Final Prospectus present fairly the financial position of Equinix and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedules included in the Equinix Registration Statement present fairly the information required to be stated therein; and the assumptions used in preparing the pro forma financial statements included in the Equinix Registration Statement and the Equinix Final Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts;

(xx) except as disclosed in the Equinix Final Prospectus, since the date of the latest audited financial statements included in the Equinix Final Prospectus there has not occurred any Equinix Material Adverse Effect, or any development or event involving a prospective material adverse change in the condition (financial or other), business, properties or results of operations of Equinix and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Equinix Final Prospectus, there has been no dividend or distribution of any kind declared, paid or made by Equinix on any class of its capital stock;

(xxi) neither Equinix nor any of the Subsidiaries is currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected except to the extent that such breach or default would not have an Equinix Material Adverse Effect;

(xxii) the Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act; any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act;

(xxiii) Equinix and each of the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither Equinix nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither Equinix nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have an Equinix Material Adverse Effect;

(xxiv) the accountants who certified the financial statements and supporting schedules included in the Equinix Registration Statement are independent public accountants as required by the Securities Act;

(xxv) Equinix and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xxvi) neither Equinix nor any of the Subsidiaries has and Equinix is not aware that its or any of its subsidiaries’ officers, directors, partners, employees, agents or affiliates or any other person acting on behalf of Equinix or any Subsidiary has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency (domestic or foreign), instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of Equinix or any of the Subsidiaries (or assist Equinix or any of the Subsidiaries in connection with any actual or proposed transaction) which might subject Equinix or any of the Subsidiaries, or any other individual or entity to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), which could reasonably be expected to have an Equinix Material Adverse Effect, if not given in the past, might have had an Equinix Material Adverse Effect, or if not continued in the future, might have an Equinix Material Adverse Effect;

(xxvii) none of Equinix nor any of the Subsidiaries has taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security to facilitate the sale or resale of the Contract Shares or the SAILS. Except as permitted by the Acts, Equinix has not distributed any registration statement, preliminary prospectus, prospectus or other offering material in connection with the offering and sale of the Contract Shares or the SAILS;

(xxviii) Equinix is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system; and

(xxix) Equinix is not and, after giving effect to the Contract Shares Basic Transactions will not be, an “investment company” as defined in the Investment Company Act.

(b) The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters and Equinix that:

(i) the Selling Stockholder has been duly incorporated and is validly existing under the laws of Bermuda, with corporate power and authority to own its properties and conduct its business; and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership or lease of property or the conduct of its business requires such qualification, except as would not, individually or in the aggregate, have a material adverse effect on the financial condition, business, properties or results of operations of the Selling Stockholder (each, a “Selling Stockholder Material Adverse Effect”);

(ii) this Agreement has been duly authorized, executed and delivered by the Selling Stockholder and the Forward Documents have been duly authorized, executed and delivered by the Selling Stockholder; and each of the Forward Purchase Agreement and the Collateral Agreement constitutes a valid and legally binding agreement of the Selling Stockholder enforceable against the Selling Stockholder in accordance with its terms except, with respect to each, as such enforceability may be limited by: (A) applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally; and (B) the availability of equitable remedies may be limited by equitable principles of general applicability including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law).

(iii) the execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement and the Forward Documents will not contravene any provision of applicable law or the bye-laws of the Selling Stockholder, or any material agreement or other instrument binding upon the Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, except for any such contravention as would not have a Selling Stockholder Material Adverse Effect, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency, self-regulatory organization or court or other tribunal is required for the performance by the Selling Stockholder of its obligations under this Agreement and the Forward Documents, except such as have been obtained and except to the extent that the failure to so obtain such consent, approval, authorization, order or qualification would not have a Selling Stockholder Material Adverse Effect or materially affect the Selling Stockholder’s ability to perform its obligations under this Agreement or the Forward Documents;

(iv) the Selling Stockholder is not and, after giving effect to the transactions contemplated by this Agreement and the Forward Documents, will not be, an “investment company” as such term is defined in the Investment Company Act;

(v) the Selling Stockholder has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Forward Documents and to perform its obligations thereunder;

(vi) on the Closing Date the Selling Stockholder will be the beneficial owner of the Contract Shares to be delivered under the Forward Purchase Agreement free and clear of all liens, encumbrances, equities and claims, except for those created pursuant to the Collateral Agreement or otherwise created by CSFB Capital, and, assuming that CSFB Capital acquires its interest in such Contract Shares on the Exchange Date in accordance with the terms of the Forward Purchase Agreement without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”), CSFB Capital will have acquired the Contract Shares free of any adverse claim (within the meaning of Section 8-102(a)(1) of the UCC);

(vii) none of the information relating to the Selling Stockholder Entities that was furnished to Equinix in writing by either of the Selling Stockholder Entities expressly for use in any Equinix Registration Statement, any Equinix Preliminary Prospectus, the Equinix Final Prospectus or any amendment or supplement thereto includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, the Selling Stockholder has reviewed the Equinix Registration Statement, any Equinix Preliminary Prospectus and the Equinix Final Prospectus and represents and warrants that it has no reason to believe that any such document includes any untrue statements of a material fact or omits to state any material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading;

(viii) the transfer of the Contract Shares from STT to the Selling Stockholder and the sale of the Contract Shares by the Selling Stockholder are not prompted by any material non-public information concerning Equinix which is not set forth in the Equinix Final Prospectus; and

(ix) all of the equity interests in the Selling Stockholder are owned of record and beneficially by STT, and the Selling Stockholder has no subsidiaries.

2. Lock-Up Agreement. Equinix agrees with each of the Underwriters and the Selling Stockholder that:

(a) for the Lock-Up Period (as defined below) Equinix will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to any additional Common Stock or securities convertible into or exchangeable or exercisable for any Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representative, except that Equinix shall not be prohibited from causing the issuance of: (i) Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities issuable or exchangeable for Common Stock or upon the exercise of warrants or options exercisable for Common Stock, in each case outstanding on the date hereof; (ii) employee stock options of Equinix exercisable for Common Stock pursuant to the terms of a plan of Equinix in effect on the date hereof; or (iii) any Common Stock or any securities convertible into or exchangeable or exercisable for any Common Stock, up to a maximum aggregate market value at the time of issuance of $30 million, in connection with a business acquisition by Equinix, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, subject to the condition that any recipient of such Common Stock agrees to sign and does sign a lock-up agreement substantially in the form of EXHIBIT A hereto, the obligations under which shall, likewise, terminate or expire no later than the expiration of the Lock-Up Period; and, to the extent required by applicable law or stock market listing requirements, Equinix may publicly disclose the intention to cause such an issuance of securities.

(b) the Lock-Up Period will commence on the date hereof and will continue and include the date 45 days after the date of the Equinix Final Prospectus or such earlier date that the Representative consents to in writing; provided, however, that if (i) during the last 17 days of the Lock-Up Period, Equinix releases earnings results or material news or a material event relating to Equinix occurs, or (ii) prior to the expiration of the Lock-Up Period, Equinix announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension (such initial period, and such initial period as extended as set forth above, as the case may be, the “Lock-Up Period”). Equinix will provide the Representative with notice of any announcement described in clause (ii) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

3. Additional Conditions to the Obligations of the Underwriters. In addition to the conditions to the obligations of the Underwriters to purchase the SAILS that are set forth in Part B of this Agreement, the obligations of the several Underwriters to purchase and pay for the SAILS on the Closing Date will be subject to (1) the condition that the Equinix Registration Statement shall have been effective not later than 4:00 P.M. (New York City time), on the date hereof, (2) the accuracy of the representations and warranties on the part of Equinix and the Selling Stockholder herein, in each case as of and on the date hereof and such Closing Date, (3) the accuracy of the statements of Equinix officers made pursuant to the provisions hereof, (4) the performance by Equinix and the Selling Stockholder of their obligations hereunder and (5) the following additional conditions precedent (such conditions precedent being set out in this Part A for convenience only):

(a) subsequent to the execution and delivery of this Agreement, there shall not have occurred any: (i) downgrading in the rating of the securities of Equinix by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of Equinix (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (ii) change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representative, be likely to prejudice materially the success of the proposed issue, sale or distribution of the SAILS, whether in the primary market or in respect of dealings in the secondary market; (iii) change, or any development involving a prospective change, in the condition (financial or other), business, properties or results of operations of Equinix and its subsidiaries, taken as a whole, from that set forth in the Equinix Final Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the SAILS on the terms and in the manner contemplated in the SAILS Prospectus (as defined in Part B); (iv) material suspension or material limitation of trading in securities generally on the NASDAQ, or any setting of minimum prices for trading on such exchange; (v) suspension of trading of any securities of Equinix on any exchange or in the over-the-counter market; (vi) banking moratorium declared by U.S. Federal authorities; (vii) major disruption of settlements of securities or clearance services in the United States; or (viii) attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by the U.S. Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the SAILS.

(b) The Representative shall have received, on the Closing Date, certificates, dated the Closing Date and signed by an executive officer or other authorized person, as applicable, of each of Equinix and the Selling Stockholder, respectively, in each case to the relevant effect that the representations and warranties of each of Equinix or the Selling Stockholder contained in this Agreement are true and correct as of and on the date hereof and the Closing Date and that each of Equinix or the Selling Stockholder, as applicable, has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(c) The Representative shall have received on the Closing Date an opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel for Equinix, dated the Closing Date, to the effect that:

(i) Equinix has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Equinix Final Prospectus;

(ii) Equinix has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of California, New Jersey, Ohio, Texas and Virginia;

(iii) the compliance by Equinix with the provisions of this Agreement and the consummation of the Contract Shares Basic Transactions will not result in any material violation of the provisions of the Certificate of Incorporation or Bylaws of Equinix or any United States federal, Delaware corporate or California statute or any order, rule or regulation known to such counsel of any court or governmental agency or body in such jurisdictions having jurisdiction over Equinix or any of its properties. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the performance by Equinix of its obligations under this Agreement, except such as have been obtained and made under the Securities Act and such as may be required under state securities laws;

(iv) Equinix owns all of the shares of capital stock of each Subsidiary of Equinix. Each of the Subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Equinix Final Prospectus; and each Subsidiary is duly qualified to do business as a foreign corporation in good standing under the laws of the jurisdictions listed beside its name on SCHEDULE B hereto; all of the issued and outstanding capital stock of each of the Subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable;

(v) Equinix has an authorized capitalization as set forth in the Equinix Final Prospectus, and all of the issued and outstanding shares of capital stock of Equinix (including the Contract Shares) have been duly and validly authorized and issued. The Contract Shares, and, to such counsel’s knowledge, all of the other issued and outstanding shares of capital stock of Equinix, are fully paid and non-assessable; and the Contract Shares conform in all material respects to the “Description of Common Stock” contained in the Equinix Final Prospectus;

(vi) this Agreement has been duly authorized, executed and delivered by Equinix;

(vii) the statements set forth in the Equinix Final Prospectus under the caption “Description of Common Stock,” insofar as they purport to constitute a summary of the terms of the Contract Shares, and under the caption “Underwriting” insofar as they purport to describe the provisions of the laws and documents referred to therein, provide a fair summary in all material respects of such provisions;

(viii) to such counsel’s knowledge, there are no legal or governmental proceedings required to be described in the Equinix Registration Statement or the Equinix Final Prospectus, which are not described as required;

(ix) Equinix is not and, after giving effect to the Contract Shares Basic Transactions will not be, an “investment company” as defined in the Investment Company Act;

(x) the compliance by Equinix with all of the provisions of this Agreement and the consummation of the Contract Shares Basic Transactions will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under any agreement set forth on an exhibit to such counsel’s opinion; and

(xi) such counsel shall also state that (A) such counsel believes that the Equinix Registration Statement and the Equinix Final Prospectus (except for financial statements and schedules thereto and financial and statistical data derived from such financial statements and schedules included therein, as to which they need express no belief) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) such counsel confirms that it has no reason to believe (except for financial statements and schedules thereto and financial and statistical data derived from such financial statements and schedules included therein, as to which such counsel need express no belief) that, as of its effective date, the Equinix Registration Statement and the Equinix Final Prospectus included therein at the time the Equinix Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) such counsel confirms that it has no reason to believe (except for financial statements and schedules thereto and financial and statistical data derived from such financial statements and schedules included therein, as to which such counsel need express no belief) that, as of its date or the date hereof, the Equinix Final Prospectus contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (D) such counsel confirms that it does not know of any contracts or other documents of a character required to be filed as an exhibit to the Equinix Registration Statement or required to be described in the Equinix Registration Statement or the Equinix Final Prospectus which are not so filed or so described as required.

With respect to subparagraph (xi) of this paragraph (c), Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP may state that their opinion and belief are based upon their participation in the preparation of the Equinix Registration Statement and the Equinix Final Prospectus (excluding the documents incorporated by reference therein) and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

(d) The Representative shall have received on the Closing Date an opinion of Brandi Galvin Morandi, General Counsel for Equinix, dated the Closing Date, to the effect that:

(i) to her knowledge, Equinix is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any agreement filed as an exhibit to the Equinix Registration Statement or appearing on the list of exhibits to Equinix’s quarterly report on Form 10-Q for the quarter ended September 30, 2005 filed with the Commission or any current report on Form 8-K filed by Equinix with the Commission on or after October 19, 2005 and before the date of such opinion (each an “Equinix Material Agreement”); and

(ii) the compliance by Equinix with all of the provisions of this Agreement and the consummation of the Contract Shares Basic Transactions will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under any Equinix Material Agreement (other than those agreements listed on the exhibit to the opinion required by Section 3(c) hereof that is referred to in Section 3(c)(x) hereof).

(e) The Representative shall have received on the Closing Date an opinion of Latham & Watkins LLP, U.S. special counsel for the Selling Stockholder, dated the Closing Date in the form set forth on EXHIBIT B hereto.

(f) The Representative shall have received on the Closing Date an opinion of Appleby Spurling Hunter, Bermuda counsel for the Selling Stockholder, dated the Closing Date in the form set forth on EXHIBIT D hereto.

The opinions of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP and Brandi Galvin Morandi, described in paragraph (c) and the (d) above shall be rendered to the Underwriters at the request of Equinix, and shall so state therein. The opinions of Appleby Spurling Hunter and Latham & Watkins LLP, described in paragraphs (f) and (g), respectively, above shall be rendered to the Underwriters at the request of the Selling Stockholder and shall so state therein.

(g) The Representative shall have received on the Closing Date opinions of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, and of Davis Polk & Wardwell, special disclosure counsel for the Underwriters, dated the Closing Date and addressed to the Representative on such matters as the Representative may reasonably require.

(h) The Representative shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representative, from PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm for Equinix, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in the Equinix Registration Statement and the Equinix Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” of November 7, 2005.

(i) A “lock-up” agreement substantially in the form of EXHIBIT A hereto, pursuant to both this Agreement and the Underwriting Agreement, expected to be entered into on the date hereof, and to be made by and among Citigroup Global Markets Inc., Credit Suisse First Boston LLC and Goldman Sachs & Co., as representatives of the several underwriters named in SCHEDULE A thereto, STT and Equinix (the “Secondary Underwriting Agreement”) relating to sales and certain other dispositions of shares of Common Stock or certain other instruments by the officers and directors of Equinix, delivered to either the Underwriters or the underwriters under the Secondary Underwriting Agreement on or before the date hereof, shall be in full force and effect on the Closing Date.

(j) A “lock-up” agreement substantially in the form of EXHIBIT C hereto, pursuant to both this Agreement and the Secondary Underwriting Agreement relating to sales and dispositions of Common Stock or certain other instruments by STT, delivered to either the Underwriters or the underwriters under the Secondary Underwriting Agreement on or before the date hereof, shall be in full force and effect on the Closing Date.

(k) Each Forward Document shall have been executed and delivered by all parties thereto, and the Selling Stockholder shall have delivered to the Collateral Agent the number of Contract Shares required by the Collateral Agreement to be initially pledged and assigned by the Selling Stockholder in accordance with the requirements of the Collateral Agreement.

(l) The Representative shall have received on the Closing Date an opinion of Wong Partnership, Singapore local counsel for STT, dated the Closing Date, substantially to the effect set forth in EXHIBIT F hereto.

4. Covenants of the Selling Stockholder, the Underwriters and Equinix.

(a) In further consideration of the agreements of the Underwriters herein contained, Equinix covenants to the Underwriters:

(i) to furnish to the Representative, without charge, five signed copies of the Equinix Registration Statement (including exhibits thereto) and to furnish to the Representative in New York City, without charge, on a timely basis to permit proper delivery on or prior to any Closing Date, and during the period mentioned in paragraph (a)(iii) below, as many copies of the Equinix Final Prospectus and any supplements and amendments thereto or to the Equinix Registration Statement as the Representative may reasonably request;

(ii) before amending or supplementing the Equinix Registration Statement or the Equinix Final Prospectus, to furnish to the Representative a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representative reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule;

(iii) if, during such period after the first date of the public offering of the SAILS as in the opinion of counsel for the Underwriters the Equinix Final Prospectus is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Equinix Final Prospectus in order to make the statements therein, in the light of the circumstances when the Equinix Final Prospectus is delivered to a purchaser of SAILS, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Equinix Final Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to Equinix) to which SAILS may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to Equinix Final Prospectus so that the statements in the Equinix Final Prospectus as so amended or supplemented will not, in the light of the circumstances when the Equinix Final Prospectus is delivered to a purchaser of SAILS, be misleading or so that the Equinix Final Prospectus, as amended or supplemented, will comply with law;

(iv) if the Common Stock ceases to be listed on the NASDAQ, to endeavor to qualify the Contract Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Representative shall reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the SAILS;

(v) to make generally available to holders of the SAILS and to the Representative as soon as practicable an earning statement of Equinix covering the twelve-month period ending December 31, 2006 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder;

(b) In further consideration of the agreements of Equinix, the Selling Stockholder and the Underwriters herein contained, the Selling Stockholder, the Underwriters and Equinix further covenant as follows:

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated and subject to any agreements it has entered into with the Selling Stockholder with respect to the reimbursement by the Selling Stockholder of certain fees and expenses, Equinix agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (A) the fees, disbursements and expenses of Equinix’s counsel and Equinix’s accountants in connection with the registration of the shares of Common Stock under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Equinix Registration Statement, any Equinix Preliminary Prospectus, the Equinix Final Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (B) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the shares of Common Stock under state securities laws and all expenses in connection with the qualification of such shares for offer and sale under state securities laws as provided in paragraph (iv) of Section 4(a), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (C) the cost of printing certificates representing the shares of Common Stock, (D) the costs and charges of any transfer agent, registrar or depositary for the shares of Common Stock, (E) all costs and expenses incident to listing, on the NASDAQ, the shares of Common Stock to be delivered by the Selling Stockholder in pledge pursuant to the Collateral Agreement, (F) the costs and expenses of Equinix relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the SAILS, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of Equinix, travel and lodging expenses of the representatives and officers of Equinix and any such consultants, and the cost of any aircraft chartered in connection with the road show with the prior approval of Equinix, and (G) all other costs and expenses incident to the performance of the obligations of Equinix hereunder for which provision is not otherwise made in this Section 4. It is understood, however, that except as provided in this Section 4, and except as provided in Section 5 below, the Underwriters will pay all of their own costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on delivery of any of the shares of Common Stock by it and any advertising expenses connected with any offers it may make and subject to Section 4(b)(ii), below, the Selling Stockholder shall pay its own expenses.

(ii) In the event that the transactions contemplated in this Agreement are consummated, the Underwriters agree to reimburse the Selling Stockholder for its out of pocket expenses directly related to the offering, pledge and sale by it of the Common Stock under the Forward Documents in conjunction with CSFB USA’s offering and sale of the SAILS pursuant to Part B of this Agreement (including expenses incurred pursuant to the Selling Stockholder’s obligation, pursuant to and in accordance with that certain Letter Agreement, dated as of October 6, 2005, by and among Equinix, STT and STT Communications Ltd, a corporation organized under the laws of the Republic of Singapore (“STT Communications”) (the “Letter Agreement”) to reimburse Equinix for certain of its expenses in an amount not to exceed $1,000,000 (of which amount not more than an aggregate of $500,000 may be in reimbursement of fees and disbursements of Equinix’s external counsel, auditors and filing fees to be paid to the Commission)). It is further agreed that the Underwriters will negotiate the terms of all arrangements on behalf of Equinix and the Selling Stockholder with respect to (A) the printing of the Equinix Registration Statement, any Equinix Preliminary Prospectus, Equinix Final Prospectus and amendments and supplements to any of the foregoing and (B) investor presentations related to any “roadshows” undertaken in connection with the marketing of the offering of the SAILS.

(c) In further consideration of the agreements of the Selling Stockholder herein contained, Equinix covenants to STT and the Selling Stockholder:

(i) before amending or supplementing the Equinix Registration Statement or the Equinix Final Prospectus, to furnish to the Selling Stockholder a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Selling Stockholder reasonably objects within two business days of receipt of such copy, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule;

(ii) if, during such period after the first date of the public offering of the SAILS as in the opinion of counsel for the Underwriters the Equinix Final Prospectus is required by law to be delivered in connection with sales of SAILS by the Underwriters or any dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Equinix Final Prospectus in order to make the statements therein, in the light of the circumstances when the Equinix Final Prospectus is delivered to a purchaser of SAILS, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Equinix Final Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to Equinix) to which SAILS may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to the Equinix Final Prospectus so that the statements in the Equinix Final Prospectus as so amended or supplemented will not, in the light of the circumstances when the Equinix Final Prospectus is delivered to a purchaser of SAILS, be misleading or so that the Equinix Final Prospectus, as amended or supplemented, will comply with law;

(iii) if the Common Stock ceases to be listed on the NASDAQ, to endeavour to qualify the Common Stock for offer and sale under the securities or blue sky laws of such jurisdictions as the Representative shall reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdiction for as long as may be necessary to complete the distribution of the SAILS; and

(iv) in accordance with the provisions of the Governance Agreement, dated as of December 30, 2002, by and among Equinix, STT Communications, STT and the stockholders of Pihana Pacific, Inc., a corporation organized under the laws of the State of Delaware, named therein and party thereto (the ”Governance Agreement”), and the provisions of the Registration Rights Agreement, dated as of December 30, 2002, by and among Equinix and the Initial Purchasers named therein and party thereto (the ”Registration Rights Agreement,” and, together with the Governance Agreement, the ”Transaction Agreements”), Equinix shall use commercially reasonable efforts to furnish to the Selling Stockholder: (A) an opinion dated the Closing Date, from Gunderson Dettmer Stough Villeneuve Franklin & Hachigan, LLP, counsel for the Company, to the same effect as set forth in Section 3(c) above, provided that Gunderson, Dettmer Stough Villeneuve Franklin & Hachigan, LLP shall have received a letter dated the Closing Date and from the Selling Stockholder, substantially in the form as previously agreed; and (B) a letter dated the date hereof and the Closing Date, from PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm for the Company, to the same effect as set forth in Section 3(h) above, provided that PricewaterhouseCoopers LLP shall have received a letter dated the date hereof and from the Selling Stockholder, substantially in the form as previously agreed.

(d) Without limiting the rights of the Underwriters under this Agreement in any respect:

(i) Notwithstanding any provision in this Agreement, the Transaction Agreements or the Secondary Underwriting Agreement, or any statement in the Equinix Registration Statement to the contrary or otherwise, Equinix hereby affirms, acknowledges and agrees that the Selling Stockholder shall have the rights and obligations pursuant to the Transaction Agreements as to indemnification and contribution, respectively, as between Equinix and the Selling Stockholder, in connection with any Registration Statement (as defined in the Transaction Agreements) or any Prospectus (as defined in the Transaction Agreements), as amended or supplemented, respectively (in each case, the ”Existing Allocation Provisions”), as if the Selling Stockholder were a “Holder” (as defined in the Transaction Agreements, respectively), and the Existing Allocation Provisions shall otherwise apply in all respects to their respective rights and obligations as to indemnification and contribution, respectively, as between Equinix and the Selling Stockholders, respectively, in connection with any transaction contemplated by this Agreement, the Secondary Underwriting Agreement or the Company Registration Statement, as provided, however, Equinix hereby affirms, acknowledges and agrees that STT shall retain and otherwise preserve all rights set forth in the Transaction Agreements, and all such rights of STT shall in no way be affected or otherwise prejudiced by operation or inclusion of this provision herein or the inclusion of any equivalent provision in the Secondary Underwriting Agreement; and that, for purposes of this Section 4(d)(i), the Contract Shares sold by the Selling Stockholder pursuant to the Forward Purchase Agreement shall be deemed to be Registrable Securities (as defined in the Transaction Agreements), whether or not the provisions of the Transaction Agreements are applicable to the registration with the Commission of less than an aggregate of 10,189,549 shares of Common Stock; and

(ii) Equinix and the Selling Stockholder hereby affirm and acknowledge their and/or their affiliates’ respective rights and obligations pursuant to the Letter Agreement which, among other things, sets forth the terms and conditions of STT Communications’ obligation to reimburse Equinix for certain customary costs and expenses incurred in connection with the offering of Common Stock pursuant to the Equinix Registration Statement.

(e) As compensation to the Underwriters for their commitment hereunder, and in view of the fact that the issuance of the SAILS is integrally related to the Selling Stockholder’s sale of the Contract Shares, the Selling Stockholder agrees to pay to the Underwriters, at the time of delivery of the SAILS pursuant to Part B hereof, an amount equal to 3.00% of the aggregate principal amount of the SAILS ($1.0692 per SAILS) delivered. Such payment shall be made by irrevocable direction of the Selling Stockholder to CSFB Capital to pay such amount, to such account as may be directed by the Representative, from the amount payable by CSFB Capital to the Selling Stockholder on such date pursuant to the Forward Purchase Agreement.

5. Indemnification and Contribution.

(a) Equinix will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in Equinix Registration Statement, any Equinix Preliminary Prospectus and Equinix Final Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that Equinix will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to Equinix either (i) by the Selling Stockholder specifically for use therein, or (ii) by any Underwriter through the Representative specifically for use therein, provided, that the foregoing indemnity agreement with respect to any Equinix Preliminary Prospectus shall not inure to the benefit of either the Underwriter from whom the person asserting any such losses, claims, damages and liabilities purchased SAILS, or any person controlling such Underwriter, if a copy of Equinix Final Prospectus (as then amended or supplemented) was not, to the extent required by law, sent or given by or on behalf of such Underwriter to such person, and if (and only to the extent that) Equinix Final Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities provided that Equinix delivered on a timely basis to permit proper delivery on or prior to any Closing Date as many copies of any such Equinix Preliminary Prospectus, Equinix Final Prospectus and Equinix Registration Statement as the Underwriter may have requested.

(b) The Selling Stockholder agrees to indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Equinix Registration Statement, any Equinix Preliminary Prospectus and the Equinix Final Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to the Selling Stockholder or STT and furnished to Equinix by the Selling Stockholder specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. Notwithstanding anything to the contrary contained herein, the maximum aggregate liability of the Selling Stockholder under this Section 5(b) shall not exceed (i) the “Purchase Price” (as defined in Section 1.2 of the Forward Purchase Agreement) for the Contract Shares, minus (ii) any amounts payable to the Underwriters pursuant to Section 4(e) of this Agreement.

(c) Each Underwriter will severally and not jointly indemnify and hold harmless Equinix, its directors and officers and each person, if any, who controls Equinix within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the Selling Stockholder, its affiliates, its directors and officers and each person, if any, who controls the Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which Equinix or the Selling Stockholder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in Equinix Registration Statement, any Equinix Preliminary Prospectus and the Equinix Final Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Equinix by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by Equinix and the Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

(d) Promptly after receipt by an indemnified party (the “Indemnified Party”) under this Section 5 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party (the “Indemnifying Party”) under subsection (a), (b) or (c) above, notify the Indemnifying Party of the commencement thereof; but the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any Indemnified Party and it notifies an Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party), and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party under this Section 5 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party.

(e) If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an Indemnified Party under subsection (a), (b) or (c) above, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by Equinix and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the SAILS or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Equinix and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by Equinix and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of the Contract Shares (before deducting expenses) received by the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters from the sale of the SAILS. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Equinix, the Selling Stockholder or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the SAILS underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of Equinix and the Selling Stockholder under this Section 5 shall be in addition to any liability which Equinix and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section 5 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to the Company, its directors and officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act and the Selling Stockholder, its affiliates, directors and officers and each person, if any, who controls the Selling Stockholder within the meaning of the Securities Act or the Exchange Act.

6. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholder, of Equinix or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Selling Stockholder, Equinix or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Contract Shares under the Forward Purchase Agreement and of the SAILS under this Agreement. If this Agreement is terminated or if for any reason the purchase of the Contract Shares by CSFB Capital and the purchase of the SAILS by the Underwriters are not consummated, the respective obligations of Equinix, the Selling Stockholder, and the Underwriters pursuant to Section 4(b) and Section 9 shall remain in effect.

7. Notices. All communications hereunder will be in writing and:

(a) if sent to the Underwriters, shall be mailed, delivered or faxed and confirmed to the Representative at Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, New York 10010-3629, fax: (212) 325-8227 Attention: Transactions Advisory Group, with a copy thereof mailed, delivered or faxed to Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, fax: 212-225-2122, Attention: Raymond B. Check, Esq.;

(b) if sent to Equinix, shall be mailed, delivered or faxed and confirmed to it at Equinix, Inc., 301 Velocity Way, Foster City, California 94404-4803, fax: (650) 513-7909 Attention: General Counsel, with a copy thereof mailed, delivered or faxed to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP, 155 Constitution Drive, Menlo Park, California 94025, fax: (650) 321-2800 Attention: Christopher D. Dillon, Esq.; and

(c) if sent to the Selling Stockholder, shall be mailed, delivered or faxed and confirmed to it at Canon’s Court, 22 Victoria Street, Hamilton, HM12, Bermuda, fax: (441) 292-8666, Attention: Directors, with a copy to STT at 51 Cuppage Road, #10-11/17 StarHub Centre, Singapore 229469, fax: (65) 6720-7277 Attention: General Counsel, with a copy thereof mailed, delivered or faxed to Latham & Watkins LLP, 505 Montgomery Street, Suite 2000, San Francisco, California 94111, fax: (415) 395-8095, Attention: Tracy K. Edmonson, Esq., and also to Latham & Watkins LLP, 80 Raffles Place, No. 14-20 UOB Plaza 2, Singapore 048624, fax: (65) 6536-1171, Attention: Michael Sturrock, Esq.

8. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Expenses. If this Agreement shall be terminated before the Closing Date (a) because of any failure or refusal on the part of Equinix to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason Equinix shall be unable to perform its respective obligations under this Agreement, Equinix will reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereunder or (b) because of any failure or refusal on the part of the Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, the Forward Purchase Agreement or the Collateral Agreement, or if for any reason the Selling Stockholder shall be unable to perform its obligations under this Agreement, the Forward Purchase Agreement or the Collateral Agreement, the Selling Stockholder will reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereunder and in connection with the Forward Purchase Agreement and the Collateral Agreement.

10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 5, and no other person will have any right or obligation hereunder.

11. Representation. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

13. Absence of Fiduciary Relationship. Equinix and the Selling Stockholder acknowledge and agree that:

(a) the purchase and sale of the Contract Shares pursuant to the Forward Purchase Agreement is an arm’s-length commercial transaction between CSFB Capital and the Selling Stockholder, and the related purchase and sale of the SAILS pursuant to this Agreement is an arm’s-length commercial transaction by and among CSFB USA and the Underwriters;

(b) in connection therewith, and with the process leading to such transaction, CSFB Capital and each Underwriter is acting solely as a principal and not the agent or fiduciary of either Equinix or the Selling Stockholder;

(c) no Underwriter has assumed an advisory or fiduciary responsibility in favour of either Equinix or the Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising Equinix, the Selling Stockholder or STT on other matters) or any other obligation to either Equinix or the Selling Stockholder (except the obligations expressly set forth in this Agreement or the Secondary Underwriting Agreement); and

(d) Equinix and the Seller Stockholder have each consulted their own legal and financial advisors to the extent they deemed appropriate. Equinix and the Selling Stockholder agree they will not claim that CSFB Capital or the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to Equinix or the Selling Stockholder Entities, in connection with such transaction or the process leading thereto.

14. Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws. The parties hereto submit to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[PART B FOLLOWS]

PART B. REGISTRATION AND SALE OF THE SAILS

CSFB USA agrees to sell to the several Underwriters for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement – Debt Securities attached hereto as EXHIBIT E (“Underwriting Agreement”), the SAILS on the following terms:

Representative: CSFB LLC.

Title: 5.50% Shared Appreciation Income Linked Securities due 2008.

Principal Amount: $ 153,252,000 (4,300,000 SAILS).

Interest: 5.50% per annum. From November 16, 2005, payable quarterly on each February 15, May 15, August 15 and November 15, commencing February 15, 2006, to the persons who are registered as the owners of such SAILS at the close of business on the preceding February 1, May 1, August 1 and November 1, as the case may be, except that interest payable at maturity will be paid to the same persons to whom principal of such SAILS is payable.

Maturity: November 15, 2008.

Optional Redemption: None.

Sinking Fund: None.

Listing: None.

Delayed Delivery Contracts: None.

Purchase Price: 97% of the principal amount, plus accrued interest, if any, from November 16, 2005.

Expected Reoffering Price: 100% of the principal amount, subject to change by the Representative.

Closing: 10:30 A.M. on November 16, 2005 (the “Closing Date”), at the office of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York, 10006 in federal (same day) funds.

Settlement and Trading: Book-Entry Only via DTC.

Blackout: Until the Closing Date.

The respective principal amounts of the SAILS to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

The provisions of the Underwriting Agreement are incorporated herein by reference. This Agreement is a “Terms Agreement” as used in the Underwriting Agreement; the SAILS are the “Offered Securities” as used in the Underwriting Agreement; the prospectus supplement contemplated by Section 3 of the Underwriting Agreement is the prospectus supplement dated November 9, 2005 relating to the offer and sale of the SAILS; and the “Prospectus” as defined in the Underwriting Agreement is referred to in this Agreement as the “SAILS Prospectus”.

The SAILS will be made available for checking at the office of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York, 10006 at least 24 hours prior to the Closing Date.

In addition to the conditions of the obligations of the Underwriters set forth in Section 5 of the Underwriting Agreement, the obligations of the several Underwriters to purchase and pay for the SAILS shall be subject to the conditions set forth in Section 3 of Part A of this Agreement. For purposes of Section 5 of the

Underwriting Agreement, the opinion to be received by the Representatives pursuant to Section 5(d) of the Underwriting Agreement shall be provided by Andrew M. Hutcher, a Managing Director and Counsel of Credit Suisse First Boston, acting as counsel to CSFB USA.

For purposes of Section 6 of the Underwriting Agreement, the only information furnished to CSFB USA by any Underwriter for use in the SAILS Prospectus consists of:

(a) the following information in the prospectus supplement furnished on behalf of the Underwriter:

(i) the concession figure appearing in the first sentence of the third paragraph on page S-34 of the prospectus supplement under the caption “Underwriting”;

(ii) the first and second sentences of the sixth paragraph on page S-34 of the prospectus supplement under the caption “Underwriting” concerning the trading market and secondary market-making transactions for the Offered Securities;

(iii) the fifth paragraph on page S-37 of the prospectus supplement under the caption “Underwriting” concerning stabilization transactions, over-allotment transactions, syndicate covering transactions and penalty bids by the Underwriters;

(b) the following information in the prospectus supplement furnished on behalf of Credit Suisse First Boston LLC:

(i) the seventh paragraph on page S-34 of the prospectus supplement under the caption “Underwriting” concerning market-making transactions by CSFB LLC;

(ii) the first sentence of the eight paragraph on page S-34 of the prospectus supplement under the caption “Underwriting” concerning the relationship of CSFB LLC to CSFB USA.

For the avoidance of doubt, nothing in this Part B shall be binding, or impose any duty or obligation, upon i-STT Investments (Bermuda) Ltd. or i-STT Investments Pte. Ltd.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the SAILS to the public in that Relevant Member State prior to the publication of a prospectus in relation to the SAILS which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of SAILS to the public in that Relevant Member State at any time:

to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

in any other circumstances which do not require the publication by CSFB USA of a prospectus pursuant to Article 3 of the Prospectus Directive (other than any such exclusion provided by Article 3.2(b) thereof).

An “offer of SAILS to the public” means the communication in any form and by any means of sufficient information on the terms of the offer and the SAILS to be offered so as to enable an investor to decide to purchase or subscribe for the SAILS, as the same may be varied in that Member State by any measure implementing the Prospectus Directive. The expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State. References to “€” are to euros.

The European Economic Area selling restriction stated above is in addition to any other selling restrictions set out below.

Each Underwriter hereby represents and agrees that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the SAILS in circumstances in which Section 21(1) of the FSMA does not apply to CSFB USA;

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the SAILS in, from or otherwise involving the United Kingdom;

(c) it will not offer or sell any SAILS directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan;

(d) it and each of its affiliates have not (i) offered or sold, and will not offer or sell, the SAILS by means of any document, to persons in Hong Kong other than persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong or (ii) issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, any invitation, document, or advertisement relating to SAILS in Hong Kong (unless permitted to do so under the securities laws of Hong Kong) other than with respect to SAILS intended to be disposed of outside Hong Kong or only to persons whose business involves the acquisition, disposal or holding, of securities, whether as principal or agent;

(e) this prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus or any other document or material in connection with any offer of the SAILS offered hereby may not be issued, circulated or distributed in Singapore. The offer of SAILS offered hereby or any invitation to subscribe for or purchase any such SAILS (or any one of them) may not be made, directly or indirectly, in Singapore, other than under circumstances in which such offer or sale does not constitute an offer or sale of the SAILS offered hereby to the public in Singapore, or in which such offer or sale is made pursuant to suitable exemptions applicable thereto (such as but not limited to Section 274 or Section 275 of the Securities and Futures Act (Chapter 289) of Singapore). No person who receives a copy of this prospectus supplement and the accompanying prospectus under such circumstances may issue, circulate or distribute this prospectus supplement and the accompanying prospectus in Singapore or make, or give to any other person, a copy of this prospectus supplement and the accompanying prospectus; and

(f) no prospectus has been prepared in connection with the offering of the SAILS that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; (ii) it has not offered or sold and will not offer or sell, directly or indirectly, any SAILS to the public in France except to permitted investors (“Permitted Investors”) consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or corporate investors meeting one of the four criteria provided in article D. 341-1 of the French

Code Monétaire et Financier and belonging to a limited circle of investors (cercle restreint d’investisseurs) acting for their own account, with “qualified investors” and “limited circle of investors” having the meaning ascribed to them in Articles L. 411-2, D. 411-1, D. 411-2, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Code Monétaire et Financier; (iii) it has not distributed or caused to be distributed and will not distribute or cause to be distributed in the Republic of France, this prospectus supplement or any other materials related to the SAILS other than to Permitted Investors; and (iv) the direct or indirect resale to the public in France of any SAILS acquired by any Permitted Investors may be made only as provided by articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

If the foregoing is in accordance with your understanding, kindly sign and return to each other party hereto one of the counterparts hereof, whereupon it will become a binding agreement by and among the parties hereto, in accordance with the terms set forth above.

IN WITNESS WHEREOF, CSFB USA caused this Agreement to be duly executed by the undersigned.

CREDIT SUISSE FIRST BOSTON (USA), INC.

By:	/s/ Peter Feeney
Name: Peter Feeney
Title:

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Selling Stockholder caused this Agreement to be duly executed by the undersigned.

i-STT INVESTMENTS (BERMUDA) LTD.

By:	/s/ Stephen Geoffrey Miller
Name:	Stephen Geoffrey Miller
Title:	Director

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, Equinix has caused this Agreement to be duly executed by the undersigned.

EQUINIX, INC.

By:	/s/ Renée F. Lanam
Name:	Renée F. Lanam
Title:	Chief Development Officer

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the foregoing is hereby confirmed and accepted as of the date first above written. The Underwriters have caused this Agreement to be duly executed by the undersigned.

CREDIT SUISSE FIRST BOSTON LLC
Acting severally on behalf of itself and on behalf of the Underwriters named in SCHEDULE A hereto.

By:	/s/ John Ryan
Name:	John Ryan
Title:	A.V.P. Operations

[Remainder of this page intentionally left blank]

SCHEDULE A

UNDERWRITER	SAILS PRINCIPAL AMOUNT
Credit Suisse First Boston LLC	$76,626,000
Citigroup Global Markets Inc.	61,300,800
Goldman, Sachs & Co.	15,325,200

Total	$153,252,000

SCHEDULE B

SUBSIDIARY	JURISDICTIONS
Equinix Operating Co., Inc.	California, Illinois, Texas, New York, Virginia
Equinix Pacific, Inc.	California, Hawaii
Equinix RP II LLC	California
Equinix RP, Inc.	Virginia

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

CITIGROUP GLOBAL MARKETS INC.

CREDIT SUISSE FIRST BOSTON LLC

GOLDMAN, SACHS & CO.,

    As representatives (the “Shares Offering Representatives”)

of the several Underwriters for the Shares Offering (as defined below)

    c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, New York 10010-3629

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

CREDIT SUISSE FIRST BOSTON LLC

    As representative (the “SAILS Offering Representative”)

of the several Underwriters for the SAILS Offering (as defined below)

Eleven Madison Avenue

New York, New York 10010-3629

Dear Sirs and Mesdames:

REFERENCE IS HEREBY MADE to (a) that certain Underwriting Agreement (the “Underwriting Agreement”), to which the Shares Offering Representatives, as representatives of the several underwriters named or to be named on SCHEDULE A thereto (the “Shares Underwriters”), are or expect to become parties along with Equinix, Inc., a Delaware corporation (the “Company”), and i-STT Investments Pte. Ltd., a corporation organized under the laws of the Republic of Singapore (the “Selling Stockholder”) and (b) that certain Terms Agreement (the “Terms Agreement”) to which the SAILS Offering Representative, as representative of the several underwriters named or to be named on SCHEDULE A thereto (the “SAILS Underwriters”), are or expect to become parties along with the Company, i-STT Investments (Bermuda) Ltd., a Bermuda corporation, and Credit Suisse First Boston (USA), Inc., a Delaware corporation. The offering of common stock of the Company (the “Common Stock”) to be made pursuant to the Underwriting Agreement is referred to herein as the “Shares Offering” and the offering of notes exchangeable into Common Stock to be made pursuant to the Terms Agreement is referred to herein as the “SAILS Offering.” Except as otherwise set forth herein, all capitalized terms used but not defined herein shall be ascribed the meanings assigned to such terms in the Underwriting Agreement or the Terms Agreement, as the case may be.

As an inducement to the Shares Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in an orderly market for Common Stock, and as an inducement to the SAILS Underwriters to execute the Terms Agreement, pursuant to which an offering will be made that is intended to result in an orderly market for securities exchangeable for Common Stock, the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for any Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of both the Shares Offering Representatives and the SAILS Offering Representative. In addition, the undersigned agrees that, without the prior written consent of both the Shares Offering Representatives and the SAILS Offering Representative, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for any Common Stock.

The Lock-Up Period will commence on the date of the preliminary prospectus supplement of the Company relating to the Shares Offering or, if earlier, the date of the preliminary prospectus supplement of the Company to be used in connection with the SAILS Offering, and will continue until and include the date 45 days after the date of the final prospectus supplement of the Company relating to the Shares Offering or, if later, the date of the final prospectus supplement of the Company to be used in connection with the SAILS Offering, or such earlier date that both the Shares Offering Representatives and the SAILS Offering Representative consent to in writing; provided, however, that if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless both the Shares Offering Representatives and the SAILS Offering Representative waive, in writing, such extension (such initial period, and such initial period as extended as set forth above, as the case may be, the “Lock Up Period”).

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the immediately preceding paragraph (which shall include information on when the Lock-Up Period is expected to expire pursuant to such extension) will be delivered by the Shares Offering Representatives or the SAILS Offering Representative to the Company and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Any Common Stock received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement. Any Common Stock acquired by the undersigned in the open market after the date of the final prospectus supplement of the Company relating to the Shares Offering or, if later, the date of the final prospectus supplement of the Company to be used in connection with the SAILS Offering, will not be subject to this Lock-Up Agreement. A transfer of Common Stock to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer and no filing by any party (donor, donee, transferor or transferee) under the Securities Act shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period). In the event that the undersigned is an officer of the Company, the programmatic sales on behalf of the undersigned under any 10b5-1 sales plan in existence prior to the date of this Lock-Up Agreement (a true and correct copy of which has been provided to the Shares Offering Representatives and the SAILS Offering Representative) will not be subject to this Lock-Up Agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Common Stock if such transfer would constitute a violation or breach of this Lock-Up Agreement

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall lapse and become null and void if (i) neither the Underwriting Agreement nor the Terms Agreement shall have been executed on or before February 28, 2006, (ii) before February 28, 2006, the Selling Stockholder notifies the Company, the Shares Offering

Representatives and the SAILS Offering Representative in writing that it does not intend to enter into both the Underwriting Agreement and the Terms Agreement or (iii) to the extent it has been executed, (A) the Underwriting Agreement shall have been terminated prior to the First Closing Date (as defined therein) in accordance with its terms and (B) the Terms Agreement shall have been terminated prior to the Closing Date (as defined therein) in accordance with its terms. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Name:

EXHIBIT B

FORM OF OPINION OF LATHAM & WATKINS LLP

[Which shall be subject to customary exceptions and qualifications for opinions on transactions of this type]

(i) The execution and delivery of the Terms Agreement, the Forward Purchase Agreement and the Collateral Agreement do not:

(A) violate any federal or New York statute, rule or regulation applicable to the Selling Stockholder;

or

(B) require any consents, approvals or authorizations to be obtained by the Selling Stockholder from, or any registrations, declarations or filings to be made by the Selling Stockholder with, any governmental authority under any federal or New York statute, rule or regulation applicable to the Selling Stockholder that have not been obtained or made.

(ii) The Selling Stockholder is not, and immediately after giving effect to its receipt of the proceeds of the sale of the Contract Shares under the Forward Purchase Agreement and its pledge of the Contract Shares under the Collateral Agreement, will not be required to be registered as an ”investment company” within the meaning of the Investment Company Act of 1940, as amended.

(iii) The Collateral Agreement creates a valid security interest in favor of CSFB Capital in that portion of the collateral described in Section 1(a) of the Collateral Agreement in which the Selling Shareholder has rights and a valid security interest may be created under Article 9 of the New York UCC (the “Article 9 Collateral”). The Article 9 Collateral includes 4,300,000 shares of common stock of Equinix, Inc.

(iv) Assuming that: (i) the Collateral Account (as defined in the Collateral Agreement) is a “securities account” within the meaning of Section 8-501 of the New York UCC, (ii) the securities intermediary’s jurisdiction with respect to the Collateral Account is the State of New York and (iii) CFSB Capital is the entitlement holder of the Collateral Account (as to which we express no opinion), then upon crediting of that portion of the Article 9 Collateral consisting of “securities” (as defined in Section 8-102(a)(15)) to the Collateral Account the security interest of CSFB Capital in such securities will be perfected. Section 8-103(a) of the New York UCC provides that “A share or similar equity interest issued by a corporation, business trust, joint stock company or similar entity is a security” and, accordingly, we are of the opinion that, assuming that Equinix, Inc. has been duly organized and is validly existing as a Delaware corporation, the 4,300,000 shares of common stock of Equinix, Inc. constitutes securities for purposes of the New York UCC.

(v) The Forward Purchase Agreement and the Collateral Agreement have been duly executed (with respect to which such opinion may rely on an officer’s certificate) and delivered by the Selling Stockholder under the law of the State of New York and, assuming that they have been validly authorized, executed and delivered by the Selling Stockholder under the law of Bermuda and by each other party thereto, are the valid and binding agreements of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with their respective terms.

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

CITIGROUP GLOBAL MARKETS INC.

CREDIT SUISSE FIRST BOSTON LLC

GOLDMAN, SACHS & CO.,

    As representatives (the “Shares Offering Representatives”)

of the several Shares Underwriters (as defined below)

    c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, New York 10010-3629

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

CREDIT SUISSE FIRST BOSTON LLC

    As representative (the “SAILS Offering Representative”)

of the several Underwriters for the SAILS Offering (as defined below)

Eleven Madison Avenue New York, New York 10010-3629

Dear Sirs and Mesdames:

REFERENCE IS HEREBY MADE to (a) that certain Underwriting Agreement (the “Underwriting Agreement”), to which the Shares Offering Representatives, as representatives of the several underwriters named or to be named on SCHEDULE A thereto (the “Shares Underwriters”), are or expect to become parties along with Equinix, Inc., a Delaware corporation (the “Company”), and i-STT Investments Pte. Ltd., a corporation organized under the laws of the Republic of Singapore (the “Selling Stockholder”) and (b) that certain Terms Agreement (the “Terms Agreement”) to which the SAILS Offering Representative, as representative of the several underwriters named or to be named on SCHEDULE A thereto (the “SAILS Underwriters”), is or expects to become a party along with the Company, Credit Suisse First Boston (USA), Inc., a Delaware corporation, and i-STT Investments (Bermuda) Ltd., a Bermuda corporation. The offering of common stock of the Company (the “Common Stock”) to be made pursuant to the Underwriting Agreement is referred to herein as the “Shares Offering” and the offering of securities exchangeable into Common Stock to be made pursuant to the Terms Agreement is referred to herein as the “SAILS Offering.” Except as otherwise set forth herein, all capitalized terms used but not defined herein shall be ascribed the meanings assigned to such terms in the Underwriting Agreement or the Terms Agreement, as the case may be.

As an inducement to the Shares Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in an orderly market for Common Stock, and as an inducement to the SAILS Underwriters to execute the Terms Agreement, pursuant to which an offering will be made that is intended to result in an orderly market for securities exchangeable into Common Stock, the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for any Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives. In addition, the undersigned agrees that it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for any Common Stock.

The Lock-Up Period will commence on the date hereof and will continue until and include the date 45 days after the date of the final prospectus supplement to be used in connection with the Shares Offering or, if later, the date of the final prospectus supplement of the Company to be used in connection with the SAILS Offering, or such earlier date that both the Shares Offering Representatives and the SAILS Offering Representative consent to in writing; provided, however, that if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless both the Shares Offering Representatives and the SAILS Offering Representative waive, in writing, such extension (such initial period, and such initial period as extended as set forth above, as the case may be, the “Lock-Up Period”).

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the immediately preceding paragraph (which shall include information on when the Lock-Up Period is expected to expire pursuant to such extension) will be delivered by the Shares Offering Representatives and the SAILS Offering Representative to the Selling Stockholder and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the restrictions in the second paragraph above shall not apply to:

(a) transactions relating to Common Stock or other securities of the Company acquired in open market transactions after the completion of the offering of the Common Stock contemplated by the Underwriting Agreement;

(b) transfers of Common Stock or any securities convertible into Common Stock as a bona fide gift, provided that in the case of any such transfer, each such donee shall sign and deliver a lock-up agreement substantially in the form of this Lock-Up Agreement prior to such transfer;

(c) transfers of shares of Common Stock or any securities convertible into Common Stock to stockholders or majority-owned subsidiaries of the undersigned, provided that in the case of any such transfer, each such transferee shall sign and deliver a lock-up agreement substantially in the form of this Lock-Up Agreement prior to such transfer;

(d) the conversion or exercise, as applicable, of: (i) the Preferred Stock Warrant of the Company, dated December 31, 2002 (Warrant No. PS-1); (ii) shares of Series A-1 Convertible Preferred Stock, par value $0.001 per share; or (iii) the 14% Series A-1 Convertible Secured Note Due 2007 of the Company, dated February 3, 2005 (Security No. CSN-2), the 14% Series A-1 Payment-of-Interest-In-Kind Convertible Secured Note Due 2007 of the Company, dated May 1, 2005 (Security No. PIK-A-1-5), or the 14% Series A-1 Payment-of-Interest-In-Kind Convertible Secured Note Due 2007 of the Company, dated November 1, 2005 (Security No. PIK-A-1-6), in each case with respect to (i), (ii) and (iii), held by the Selling Stockholder at the time of any such conversion or exercise;

(e) any sales, dispositions, transfers or pledges of any Common Stock pursuant to any of the following agreements: (i) the Underwriting Agreement; (ii) the Forward Purchase Agreement entered into or expected to be entered into by and between i-STT Investments (Bermuda) Ltd. and Credit Suisse First Boston Capital LLC; (iii) the Collateral Agreement entered into or expected to be entered into by and among i-STT Investments (Bermuda) Ltd., Credit Suisse First Boston Capital LLC and Credit Suisse First Boston LLC (the “Collateral Agreement”); or (iv) the Terms Agreement entered into or expected to be entered into by and among i-STT Investments (Bermuda) Ltd., the Company, Credit Suisse First Boston LLC and Credit Suisse First Boston (USA), Inc., in each case with respect to (i) through (iv) above, to which the Selling Stockholder, or any affiliate of the Selling Stockholder, as applicable, shall have become a party thereto, respectively; or

(f) any transfer or assignment of Common Stock to i-STT Investments (Bermuda) Ltd., a corporation organized under the laws of Bermuda, in connection with, or otherwise contemplated by, the agreements referred to in clauses (ii), (iii) or (iv) of provision (e) above; provided that, in the event and to the extent that any such transferred or assigned Common Stock is not, is not expected to become, or is no longer, subject to pledge under the Collateral Agreement during the Lock-Up Period pursuant to such aforementioned agreements, i-STT Investments (Bermuda) Ltd. shall sign and deliver a Lock-Up Agreement substantially in the form of this Lock-Up Agreement with respect to such Common Stock.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall lapse and become null and void if (i) neither the Underwriting Agreement nor the Terms Agreement shall have been executed on or before February 28, 2006, (ii) before February 28, 2006, the Selling Stockholder or I-STT Investments (Bermuda) Ltd. (as applicable) notifies the Company, the Shares Offering Representatives and the SAILS Offering Representative in writing that it does not intend to enter into both the Underwriting Agreement and the Terms Agreement or (iii) to the extent it has been executed, (A) the Underwriting Agreement shall have been terminated prior to the First Closing Date (as defined therein) in accordance with its terms and (B) the Terms Agreement shall have been terminated prior to Closing Date (as defined therein) and in accordance with its terms. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

i-STT INVESTMENTS PTE LTD.

Name:

EXHIBIT D

FORM OF APPLEBY SPURLING HUNTER OPINION

(9/11/05)

Our Ref: 131304.02

[16 November] 2005

Credit Suisse First Boston LLC Eleven Madison Avenue

New York

New York 10010-3629

Dear Sirs,

Re: i-STT Investments (Bermuda) Ltd. (the “Company”)

1. This opinion as to Bermuda law is addressed to you in connection with:

(a) a terms agreement dated [ ] 2005 entered into amongst Credit Suisse First Boston USA Inc., the Company, Equinix, Inc. and Credit Suisse First Boston LLC (as “Representative” of the underwriters named therein (the “Underwriters”));

(b) a forward purchase agreement dated [ ] 2005 entered into amongst the Company (as the “Seller”) and Credit Suisse First Boston Capital LLC (as the “Purchaser”); and

(c) a collateral agreement dated [ ] 2005 entered into amongst the Company (as the “Pledgor”), Credit Suisse First Boston LLC (as the “Collateral Agent”) and Credit Suisse First Boston Capital LLC (as the “Purchaser”), (collectively referred to hereinafter as the “Documents”).

2. For the purpose of this opinion, we have examined and relied upon the following:

(a) certified copies of the executed Documents;

(b) copies, certified to be true copies, of the Memorandum of Association and Bye-laws of the Company (adopted on [ ] and amended up to                     ) (collectively referred to hereinafter as the “Constitutional Documents”);

(c) a certified copy of the written resolutions of the sole shareholder of the Company passed on [ ] and a certified copy of the written resolutions of the Board of Directors of the Company passed on [ ] (collectively referred to hereinafter as the “Resolutions”);

(d) a Director’s Certificate dated [             (the “Certificate”) confirming certain matters of fact and opinion;

(e) the entries and filings shown in respect of the Company on the file of the Company maintained at the offices of the Registrar of Companies; and the entries and filings shown in respect of the Company in the Supreme Court Causes Book and Register of Judgements maintained at the Registry of the Supreme Court of Bermuda.

The searches referred to in paragraphs 2(e) and 2(f) were conducted on and completed at [             ] Bermuda time and updated on [             and completed at [ ], Bermuda time.

[Our search referred to in paragraph 2(e) above revealed [ ] chargeXs registered against the Company, the details of which have been provided to you separately. We have not conducted any investigation into the documents relating to the chargeXs.]

3. We have made no investigation of, and express no opinion as to, the laws of any jurisdiction other than Bermuda.

4. We have assumed:

(a) that the Documents are valid, binding and enforceable under the laws of the State of New York, United States of America (“New York”) by which they are expressed to be governed;

(b) the capacity, power and authority of all parties other than the Company to enter into and to perform their respective obligations under the Documents;

(c) the conformity to original documents of all documents produced to us as copies and the authenticity of all original documents, which or copies of which have been submitted to us;

(d) the genuineness of all signatures, seals and chops (if any) on the Documents and all other documents which we have examined;

(e) the accuracy and completeness of all factual representations, warranties or statements of fact or law, other than as to the laws of Bermuda, made in any of the documents examined by us;

(f) that there have been no amendments to the Memorandum of Association or Bye-laws of the Company other than as referred to above;

(g) that the Resolutions are a full and accurate record of resolutions duly passed by the sole shareholder or Directors of the Company (as the case may be) and that the Resolutions have not been amended or rescinded and are in full force and effect and that there is no matter affecting the authority of the Directors of the Company to enter into the Documents, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein; that the Company is not carrying on investment business in or from within Bermuda under the provisions of the Investment Business Act 2003 as amended from time to time (the “IBA”);

(h) that the Documents have been duly authorised, executed and delivered by the parties thereto other than the Company, and the performance thereof is within the capacity and powers of each such party thereto other than the Company, that the Documents constitute legal, valid and binding obligations of each such party other than the Company and that each such party to which the Company purportedly delivered the Documents has actually received and accepted delivery of such Documents;

(i) that the information disclosed by our searches has not been materially altered and that the searches did not fail to disclose any information material for the purposes of this opinion which had been lodged for filing or registration or should have been delivered for filing or registration, but was not disclosed or did not appear on the public file or register at the time of the searches;

(j) that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(k) that the [Underwriters, the Representative, the Purchaser and the Collateral Agent] have no express or constructive knowledge of any circumstance whereby any Director of the Company, when the Board of Directors of the

(l) Company [ passed / adopted the Resolutions, failed to discharge his fiduciary duty owed to the Company and to act honestly and in good faith with a view to the best interests of the Company; and

(m) that there are no circumstances affecting the enforceability of the Documents which have arisen since the date of execution of the respective Documents, of which we are unaware, which would have any adverse implication in relation to the opinions expressed herein.

5. Based on the foregoing and subject to the reservations set out below and subject to any matter not disclosed to us, we are of the opinion that:

(a) The Company is a limited liability company, duly incorporated and validly existing under the laws of Bermuda, possessing perpetual corporate existence with the capacity to sue and be sued in its own name. No steps have been taken or are being taken to appoint a liquidator over or to wind up the Company and to the best of our knowledge no steps have been or are being taken to appoint a receiver.

(b) The Company has the necessary corporate capacity and power to enter into and to perform its obligations under the Documents and the transactions contemplated thereby and the Company has taken all necessary corporate and other action to authorise the entry into and performance of the Documents and the transactions contemplated thereby.

(c) The obligations of the Company as set out in the Documents constitute valid and legally binding obligations of the Company enforceable in accordance with the terms of the Documents and would be so treated in the courts of Bermuda. The Documents are in proper form for enforcement in such courts.

(d) The Company having been designated as non-resident for the purposes of the Exchange Control Act, 1972, it is not necessary for the consent of, licence from, or exemption by any governmental or administrative body or authority of Bermuda to be obtained to enable the Company to enter into and perform its obligations as set out in the Documents.

(e) The execution and delivery of, the performance of the obligations under, and compliance with the relevant provisions of the Documents by the Company will not (i) contravene any existing applicable law, statute, rule or regulation of Bermuda or any judgment, decree or permit of Bermuda to which the Company is subject, (ii) contravene or conflict with any provision of the Company’s Memorandum of Association and Bye-laws; (iii) contravene any provision of any kind under Bermuda law imposing a limit upon borrowings or the giving of guarantees by the Company, or upon the powers of the Company’s Directors to borrow or to grant such guarantees; or (iv) based on a review of the Certificate, contravene any material agreement or other instrument binding upon the Company or to which any of the property or assets of the Company are subject.

(f) Subject to paragraph 5(g) and any filings or registrations with respect to enforcement of judgment proceedings in the Supreme Court of Bermuda, to ensure the validity and enforceability of the Documents in Bermuda, it is not necessary that they be registered in any register kept by, or filed with, or recorded or notarised in any governmental authority or regulatory body in Bermuda, or that any other instrument relating thereto be signed, delivered, filed, registered or recorded or that any tax or duty be paid or any other action whatever be taken in Bermuda.

(g) To the extent that the Documents create or result in the creation of a charge over the assets of the Company under the governing law of the Documents, such charge is, or will become, registerable in Bermuda under Part V of the Companies Act, 1981 upon payment of a registration fee. Registration is not compulsory and there is no time limit within which registration must be effected. However, in the event that questions of priority fall to be determined by reference to Bermuda law, any charge registered will have priority based on the date that it is registered and not on the date of its creation.

(h) Subject to paragraph 5(g) and any filings or registrations with respect to enforcement of judgment proceedings in the Supreme Court of Bermuda, all authorizations, approvals, consents, licences, exemptions, filings, registrations, notarisation and other requirements of governmental, judicial and public bodies and authorities of or in Bermuda required or advisable in connection with the entry into, performance, validity and enforceability of the Documents and the transactions contemplated thereby have been obtained or effected and are in full force and effect.

(i) Based solely upon the searches undertaken in paragraphs 2(e) and (0 above:

(i) no litigation, administrative or other proceeding of or before any governmental authority of Bermuda is pending against or affecting the Company; and

(ii) no notice to the Registrar of Companies of the passing of a resolution of members or creditors to wind up or the appointment of a liquidator or receiver has been given. No petition to wind up the Company or application to reorganise its affairs pursuant to a Scheme of Arrangement or application for the appointment of a receiver has been filed with the Supreme Court.

6. Our reservations are as follows:

(a) We express no opinion as to whether specific performance or injunctive relief, being equitable remedies, would necessarily be available in respect of any of the obligations of the Company under the Documents. In particular, we express no opinion as to the enforceability of any present or future waiver of any provision of law (whether substantive or procedural) or of any right or remedy which might otherwise be available presently or in the future under the Documents.

(b) The obligations of the Company under the Documents will be subject to any laws from time to time in effect relating to bankruptcy or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors’ rights and may also be the subject of a statutory limitation of the time within which proceedings may be brought. Without prejudice to the generality of the foregoing, we express no opinion as to whether any contractual right of set-off contained in the respective Documents will conflict with the statutory right of set-off applicable in an insolvent winding up of the Company.

(c) Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of or contrary to the public policy of such other jurisdiction.

(d) Any provision to the effect that certain calculations or certificates will be conclusive and binding upon the parties will not necessarily be effective if such calculations or certificates are fraudulent or erroneous on their face and will not necessarily prevent judicial enquiry into the merits of any claim by an aggrieved party.

(e) To the extent that any provisions of the Documents require the payment by the Company of a higher rate of interest on overdue amounts than on amounts which are current, we express no opinion as to the validity or the binding effect thereof. A Bermuda court, even if it were applying the laws of another jurisdiction, might not give effect to such a provision if it could be established that the amount expressed as being payable was in the nature of a penalty, that is to say, a requirement for a stipulated sum to be paid irrespective of, or necessarily greater than, the loss likely to be sustained.

(f) Section 9 of the Interest and Credit Charges (Regulation) Act 1975 provides that the Bermuda courts have discretion as to the amount of interest if any payable on the amount of a judgment after the date of judgment. If the court does not exercise that discretion, then interest will be paid at the statutory rate which is currently seven per cent per annum.

(g) We express no opinion as to the validity or binding effect of any provision in the Documents which provides for the severance of illegal, invalid or unenforceable provisions.

(h) The term “enforceable” as used in this opinion means there is a way of ensuring that each party performs an agreement or that there are remedies available for breach.

(i) We have relied upon statements and representations made to us in the Certificate provided to us by a director of the Company for the purposes of this opinion. We have made no independent verification of the matters referred to in the Certificate, and we qualify our opinion to the extent that the statements or representations made in the Certificate are not accurate in any respect.

The searches referred to in paragraphs 2(e) and (f) are not conclusive and do not reveal:

(i) details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar of Companies or the Registry of the Supreme Court would have or should have been disclosed on the public file, the Causes Book or the Judgment Book, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file, the Causes Book or Judgment Book;

(ii) details of matters which should have been lodged for filing or registration at the Registrar of Companies or the Registry of the Supreme Court but have not been lodged for filing or registration at the date the search is concluded;

(iii) whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the search is concluded;

(iv) whether arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or

(v) whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Companies Act, 1981.

Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside Bermuda (“overseas companies”) over their assets located in Bermuda, it is not possible to determine definitively from searches of the Register of Charges maintained by the Registrar of Companies in respect of such overseas companies what charges have been registered over any of their assets located in Bermuda or whether any one charge has priority over any other charge over such assets.

This opinion is issued on the basis that it will be governed by and construed in accordance with the laws of Bermuda. It is addressed to you for the purpose of the Documents and it is not to be relied upon by or disclosed to any other person (other than your solicitors, Cleary Gottlieb Steen & Hamilton LLP), firm or entity, or for any purposes, without our prior written consent.

Yours faithfully,

Appleby Spurling Hunter

EXHIBIT E

CREDIT SUISSE FIRST BOSTON (USA), INC.

Debt Securities

UNDERWRITING AGREEMENT

1. Introductory. Credit Suisse First Boston (USA), Inc., a Delaware corporation (“Company”), proposes to issue and sell from time to time certain of its unsecured debt securities registered under the registration statement referred to in Section 2(a) (“Registered Securities”). The Registered Securities will be issued under an indenture, dated as of June 1, 2001 (“Indenture”), between the Company and The Chase Manhattan Bank, as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms. Particular series or offerings of Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale.

The Registered Securities involved in any such offering are hereinafter referred to as the “Offered Securities”. The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the “Underwriters” of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the “Representatives”; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term “Representatives”, as used in this Agreement (other than in Sections 2(b), 5(c) and 6 and the second sentence of Section 3), shall mean the Underwriters.

2. Representations and Warranties of the Company. The Company, as of the date of each Terms Agreement referred to in Section 3, represents and warrants to, and agrees with, each Underwriter that:

(a) A registration statement (No. 333-116241), including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission (“Commission”) and has become effective. Such registration statement, as amended at the time of any Terms Agreement referred to in Section 3, is hereinafter referred to as the “Registration Statement”, and the prospectus included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Offered Securities and the terms of the offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Securities Act of 1933 (“Act”), including all material incorporated by reference therein, is hereinafter referred to as the “Prospectus”. No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

(b) On the effective date of the registration statement relating to the Registered Securities, such registration statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939 (“Trust Indenture Act”) and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

(c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(d) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(e) The Indenture has been duly authorized and has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date (as defined below) or pursuant to Delayed Delivery Contracts (as hereinafter defined), the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Prospectus and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(f) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws.

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(g) The execution, delivery and performance of the Indenture, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement).

(h) The Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

(i) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(j) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(k) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(l) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual

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property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(m) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, the Terms Agreement (including the provisions of this Agreement) or any Delayed Delivery Contracts, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated.

(n) The financial statements included in the Registration Statement and Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; any schedules included in the Registration Statement present fairly the information required to be stated therein; and if pro forma financial statements are included in the Registration Statement and Prospectus: the assumptions used in preparing the pro forma financial statements included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(o) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(p) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940.

3. Purchase and Offering of Offered Securities. The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications (“Terms Agreement”) at the time the Company determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount to be purchased by each

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Underwriter, the purchase price to be paid by the Underwriters and the terms of the Offered Securities not already specified in the Indenture, including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements and whether any of the Offered Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts. The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Underwriter first named in the Terms Agreement (the “Lead Underwriter”) and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the “Closing Date”), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering, other than Contract Securities for which payment of funds and delivery of securities shall be as hereinafter provided. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.

If the Terms Agreement provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Offered Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto (“Delayed Delivery Contracts”) with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Offered Securities to be sold pursuant to Delayed Delivery Contracts (“Contract Securities”). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount of Offered Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Offered Securities set forth opposite each Underwriter’s name in such Terms Agreement, except to the extent that the Lead Underwriter determines that such reduction shall be otherwise than pro rata and so advise the Company. The Company will advise the Lead Underwriter not later than the business day prior to the Closing Date of the principal amount of Contract Securities.

The Offered Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form in such denominations and registered in such names as the Lead Underwriter requests.

If the Terms Agreement specifies “Book-Entry Only” settlement or otherwise states that the provisions of this paragraph shall apply, the Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for

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DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made by the Underwriters in Federal (same day) funds by official check or checks or wire transfer to an account previously designated by the Company at a bank acceptable to the Lead Underwriter, in each case drawn to the order of Credit Suisse First Boston (USA), Inc. at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities.

4. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to counsel for the Underwriters, one signed copy of the registration statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:

(a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Lead Underwriter, subparagraph (5)) not later than the second business day following the execution and delivery of the Terms Agreement.

(b) The Company will advise the Lead Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Lead Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Lead Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Lead Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Lead Underwriter’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

(d) As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration

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Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Company’s most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Act.

(e) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Lead Underwriter reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter designates and will continue such qualifications in effect so long as required for the distribution.

(g) During the period of five years after the date of any Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year, if any; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, if any, and (ii) from time to time, such other information concerning the Company as the Lead Underwriter may reasonably request.

(h) The Company will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), for any filing fees or other expenses (including fees and disbursements of counsel) in connection with qualification of the Registered Securities for sale and any determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities, for any applicable filing fee incident to, the review by the National Association of Securities Dealers, Inc. of the Registered Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Registered Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters.

(i) The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Lead Underwriter for a period beginning

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at the time of execution of the Terms Agreement and ending the number of days after the Closing Date specified under “Blackout” in the Terms Agreement.

5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) On or prior to the date of the Terms Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of KMPG LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

(i) in their opinion the financial statements and any schedules and any summary of earnings examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

(ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included in the Registration Statement;

(iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A) the unaudited financial statements, if any, and any summary of earnings included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

(B) if any unaudited “capsule” information is contained in the Prospectus, the unaudited consolidated net revenues, income before provision for income taxes and extraordinary items, net income or other amounts constituting such “capsule” information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

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(C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of the such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

(D) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net revenues, in the total or per share amounts of income before provision for income taxes and extraordinary items or net income or in the ratio of earnings to fixed charges;

except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

(b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(c) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a

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majority in interest of the Underwriters including any Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including any Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including any Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d) The Representatives shall have received an opinion, dated the Closing Date, of the General Counsel of the Company to the effect that:

(i) The Company is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification;

(ii) The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized; the Offered Securities other than any Contract Securities have been duly executed, authenticated, issued and delivered; the Indenture and the Offered Securities other than any Contract Securities constitute, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will constitute, valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to

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general equity principles; and the Offered Securities other than any Contract Securities conform, and any Contract Securities, when so issued and delivered and sold will conform, to the description thereof contained in the Prospectus;

(iii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws;

(iv) The execution, delivery and performance of the Indenture, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any material agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement);

(v) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the registration statement relating to the Registered Securities, as of its effective date, the Registration Statement and the Prospectus, as of the date of the Terms Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; such counsel have no reason to believe that such registration statement, as of its effective date, the Registration Statement, as of the date of the Terms Agreement or as of the Closing Date, or any amendment thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Terms Agreement or as of such Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the

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light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus; and

(vi) The Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

(e) The Representatives shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of the Offered Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) The Representatives shall have received a certificate, dated the Closing Date, signed by any two of the chairman of the board of directors, the chief executive officer, the president, the chief financial officer, the chief administrative officer, the chief accounting officer and any Managing Director of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

(g) The Representatives shall have received a letter, dated the Closing Date, of KPMG LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Lead

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Underwriter may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.

6. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

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(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or behalf of an indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include

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any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Lead Underwriter may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Lead Underwriter and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters’ obligations to purchase the principal amounts of the Offered Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and

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of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 5(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Eleven Madison Avenue, New York, New York 10010-3629, Attention: Corporate Treasury Department (Facsimile No.: (212) 325-8227).

10. Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

11. Representation of Underwriters. Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.

12. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

13. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby.

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ANNEX I

DELAYED DELIVERY CONTRACT

                    , 20

CREDIT SUISSE FIRST BOSTON (USA), INC.

c/o CREDIT SUISSE FIRST BOSTON CORPORATION

Eleven Madison Avenue

New York, N.Y. 10010-3629

Attention: Investment Banking Department - Transactions Advisory Group

Gentlemen:

The undersigned hereby agrees to purchase from Credit Suisse First Boston (USA), Inc., a Delaware corporation (“Company”), and the Company agrees to sell to the undersigned, [If one delayed closing, insert—as of the date hereof, for delivery on                     , 20     (“Delivery Date”),]

[$]                     principal amount

of the Company’s [Insert title of securities] (“Securities”), offered by the Company’s Prospectus dated October 25, 2001 and a Prospectus Supplement dated                     , 20     relating thereto, receipt of copies of which is hereby acknowledged, at     % of the principal amount thereof plus accrued interest, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract (“Contract”).

[If two or more delayed closings, insert the following:

The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Securities in the principal amounts set forth below:

Principal Amount	Delivery Date

Each of such delivery dates is hereinafter referred to as a Delivery Date.]

Payment for the Securities that the undersigned has agreed to purchase for delivery on [the][each] Delivery Date shall be made to the Company or its order in Federal (same day) funds by certified or official bank check or wire transfer to an account designated by the Company, at the office of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York

17

10006 at      A.M. on [the][such] Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned [for delivery on such Delivery Date] in definitive fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to [the][such] Delivery Date.

It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on [the][each] Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at [the][such] Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total principal amount of the Securities less the principal amount thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

It is understood that the acceptance of any such Contract is in the Company’s sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

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Yours very truly,

(Name of Purchaser)

By:

(Title of Signatory)

(Address of Purchaser)

Accepted, as of the above date.

CREDIT SUISSE FIRST BOSTON (USA), INC.

By:
[Insert Title]

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EXHIBIT F

FORM OF WONG PARTNERSHIP OPINION

[On Wong Partnership Letterhead]

[Addressees]

Dear Sirs

We have been asked to issue this Opinion Letter in connection with the transaction (the “Transaction”) contemplated by a Terms Agreement dated [•] (the “Underwriting Agreement”) made between i-STT Investments (Bermuda) Ltd. (the “Selling Stockholder”) Equinix, Inc. and Credit Suisse First Boston LLC.

1.	INTRODUCTION

1.1	Defined Terms

In this Opinion Letter:

1.1.1	“Company” means i-STT Investments Pte. Ltd. (Singapore company registration number 199600443G);

1.1.2	“Companies Act” means the Companies Act, Chapter 50 of Singapore;

1.1.3	“Selling Stockholder Actions” means (i) the sale by the Selling Stockholder of 4,300,000 shares of Common Stock, US$.001 par value of Equinix, Inc., a Delaware corporation (the “Contract Shares”), as such amount may be adjusted pursuant to mutual agreement and (ii) the grant by the Selling Stockholder of a pledge or other security interest in favour of Credit Suisse First Boston Capital LLC over the Contract Shares as security for certain of its obligations in relation to the sale of the Contract Shares.

1.1.4	terms defined or given a particular construction in the Underwriting Agreement have the same meaning in this Opinion Letter unless a contrary indication appears; and

1.1.5	headings in this Opinion Letter are for ease of reference only and shall not affect its interpretation.

1.2	Legal Review

For the purpose of issuing this Opinion Letter we have reviewed only the documents and completed only the searches and enquiries referred to in Schedule 1 (Documents and Enquiries) to this Opinion Letter.

1.3	Applicable Law

This Opinion Letter and the opinions given in it are governed by Singapore law and relate only to Singapore law as applied by the courts of Singapore as at today’s date. We express no opinion in this Opinion Letter on the laws of any other jurisdiction.

1.4	Assumptions and Reservations

The opinions given in this Opinion Letter are given on the basis of the assumptions set out in Schedule 2 (Assumptions) and are subject to the reservations set out in Schedule 3 (Reservations) to this Opinion Letter.

The opinions given in this Opinion Letter are strictly limited to the matters stated in paragraph 2 (Opinions) and do not extend to any other matters.

2.	OPINIONS

We are of the opinion that:

2.1	Corporate Existence

2.1.1	The Company is a company duly incorporated and validly existing in accordance with the laws of Singapore, has the power and authority to own its properties and conduct its business and is duly qualified to do business in Singapore.

2.1.2	The Company has the capacity and power to form the Selling Stockholder and to contribute the Contract Shares (as defined in the Underwriting Agreement) to the Selling Stockholder.

2.1.3	All corporate action required to authorise the formation of the Selling Stockholder and the contribution of the Contract Shares to the Selling Stockholder has been duly taken by the Company.

2.2	No Conflict

2.2.1	Neither the formation of the Selling Stockholder nor the contribution of the Contract Shares as capital in the Selling Stockholder nor the taking of the Selling Stockholder Actions by the Selling Stockholder conflicts with or will conflict with:

(a)	any present law, regulation, treaty or rule of Singapore or any order of any governmental, judicial or other authority in Singapore in any respect; or

(b)	the constitutional documents (being the memorandum and articles of association and the other constitutional documents referred to in Schedule 1 (Documents and Enquiries)) of the Company in any respect.

2.3	Further Acts

No further acts, conditions or things are required by Singapore law to be done, fulfilled or performed in order to enable the Company lawfully to form the Selling Stockholder or contribute the Contract Shares as capital in the Selling Stockholder, and no consent, licence, approval and authorisation of, declaration to, filing or registration with, any governmental authority of Singapore is required in connection with such formation or contribution.

3.	LIMITS OF OPINION

We express no opinion as to any liability to tax which may arise or be suffered as a result of or in connection with the transaction contemplated by the Underwriting Agreement.

4.	ADDRESSEES AND PURPOSE

This Opinion Letter is given for the benefit of the parties to whom it is addressed. It is not to be transmitted to any other person nor is it to be relied upon by any other person for any other purpose or quoted or referred to in any public document or filed with any governmental, regulatory or other authorities without our consent, except that you may furnish copies of this legal opinion to your legal counsel for the purposes of this transaction and for inclusion of a copy of this Opinion Letter in a closing set or transaction bible to be prepared in connection therewith.

Yours faithfully,

Wong Partnership

SCHEDULE 1

DOCUMENTS AND ENQUIRIES

1.	DOCUMENTS

We have reviewed only the following documents for the purposes of this Opinion Letter.

(a)	An [executed] copy of the Underwriting Agreement.

(b)	A copy of the Certificate of Incorporation of Private Company of the Company, which copy is certified as a true copy by a director or the company secretary of the Company not earlier than the second normal working day in Singapore prior to the date of this Opinion Letter.

(c)	A copy of the Certificate of Incorporation on Change of Name of the Company for the change of the Company’s name from “ST Sichuan Cellular Pte Ltd” to “i-STT Investments Pte. Ltd.”, which copy is certified as a true copy by a director or the company secretary of the Company not earlier than the second normal working day in Singapore prior to the date of this Opinion Letter.

(d)	A copy of the memorandum and articles of association of the Company, which copy is certified as a true copy by a director or the company secretary of the Company not earlier than the second normal working day in Singapore prior to the date of this Opinion Letter.

(e)	A copy of the certificate of director dated [•] in respect of the resolutions passed by the board of directors of the Company on [•] (the “Directors’ Resolutions”).

OR

A copy of the resolutions passed by the board of directors of the Company on [•] (the “Directors’ Resolutions”).

(f)	A copy of the minutes of a meeting of the Company held on [•] containing resolutions passed by the shareholders of the Company (the “Shareholders’ Resolutions”).

2.	SEARCHES AND ENQUIRIES[1]

We have undertaken only the following searches and enquiries for the purposes of this Opinion Letter.

(g)	Searches were conducted on [•] at the Accounting and Corporate Regulatory Authority (the “ACRA”) in Singapore in respect of the Company (the “ACRA Search”).

(h)	Composite litigation and winding-up searches were made on [•] at the Supreme Court and Subordinate Courts of Singapore in respect of the Company (the “Court Searches”).

[1]	Searches will be conducted just prior to issuing the Opinion Letter.

SCHEDULE 2

ASSUMPTIONS

The opinions in this Opinion Letter have been made on the following assumptions.

3.	ORIGINAL AND GENUINE DOCUMENTATION

(i)	All signatures, stamps and seals are genuine, all original documents are authentic and all copy documents are complete and conform to the originals.

(j)	Any certificate referred to in Schedule 1 (Documents and Enquiries) is correct in all respects.

4.	PARTIES OTHER THAN THE COMPANY

(k)	Each party to the agreements (the “Transaction Documents”) pursuant to which the Selling Stockholder Actions are or are to be taken is validly incorporated and existing under the laws of its jurisdiction of incorporation, and has the capacity, power and authority to enter into and to exercise its rights and to perform its obligations under the Transaction Documents.

(l)	Each party to the Transaction Documents has duly executed and delivered the Transaction Documents.

(m)	Each party to the Transaction Documents has complied with all laws and regulations of Singapore relating to its business in Singapore (if it carries on any business in Singapore or has a place of business in Singapore) which are relevant to the Transaction Documents.

(n)	No party to the Transaction Documents has notice or knowledge of any other party to the Transaction Documents having entered into any agreement, document, arrangement or transaction which may in any way prohibit or restrict its right to enter into the Transaction Documents or restrict the performance by it of its obligations under the Transaction Documents.

5.	CORPORATE AUTHORITY OF THE COMPANY

(o)	There have been no amendments to the form of the memorandum and articles of association of the Company referred to in Schedule 1 (Documents and Enquiries).

(p)	The Directors’ Resolutions and Shareholders’ Resolutions referred to in Schedule 1 (Documents and Enquiries):

(i)	were (in the case of the Directors’ Resolutions) duly passed at properly convened meetings of duly appointed directors or duly appointed committees of directors of the Company or, as the case may be, duly passed in the form of circulating resolutions in writing in accordance with the provisions of the Articles of Association of the Company;

(ii)	were duly passed in accordance with the provisions of the Companies Act; and

(iii)	have not been amended or rescinded and are in full force and effect.

(q)	The directors of the Company acted in good faith and in the interests of the Company in approving the formation of the Selling Stockholder and the contribution of the Contract Shares as capital in the Selling Stockholder and in consenting to the Selling Stockholder Actions.

6.	SEARCHES AND ENQUIRIES

There has been no alteration in the status or condition of the Company as disclosed by the searches and enquiries referred to in Schedule 1 (Documents and Enquiries). However, it is our experience that the searches and enquiries referred to in paragraph 2 of Schedule 1 (Documents and Enquiries) may be unreliable. In particular, the ACRA Search is not capable of revealing whether or not a winding-up petition has been presented. Notice of a winding-up order or resolution passed or a receiver or judicial manager appointed may not be filed at the ACRA immediately.

7.	OTHER DOCUMENTS

Save for those listed in Schedule 1 (Documents and Enquiries), there is no other agreement, instrument or other arrangement between any of the parties to the Underwriting Agreement which modifies or supersedes the Underwriting Agreement or the other documents referred to therein.

8.	OTHER LAWS

(r)	All acts, conditions or things required to be fulfilled, performed or effected in connection with the formation of the Selling Stockholder, the contribution of the Contract Shares as capital in the Selling Stockholder and the performance of the Selling Stockholder Actions under the laws of any relevant jurisdiction other than Singapore have been duly fulfilled, performed and complied with.

(s)	Each of the agreements pursuant to which the Selling Stockholder Actions are required to be performed are legal, valid, binding and enforceable for all purposes under the laws of all relevant jurisdictions other than Singapore.

(t)	There are no provisions of the laws of any relevant jurisdiction (other than Singapore) which would be contravened by the formation of the Selling Stockholder, the contribution of the Contract Shares as capital in the Selling Stockholder and the performance of the Selling Stockholder Actions and that, in so far as any obligation expressed to be incurred or performed in connection with the formation of the Selling Stockholder, the contribution of the Contract Shares as capital in the Selling Stockholder and/or the Selling Stockholder Actions falls to be performed in or is otherwise subject to the laws of any relevant jurisdiction other than Singapore, its performance will not be illegal by virtue of the laws of that jurisdiction.

(u)	All consents, approvals, authorisations, licences, exemptions or orders required from any relevant governmental or other regulatory authorities outside Singapore and all other requirements outside Singapore for the formation of the Selling Stockholder, the contribution of the Contract Shares as capital in the Selling Stockholder and the Selling Stockholder Actions have been duly obtained or fulfilled and are and will remain in full force and effect and that any conditions to which they are subject have been satisfied.

9.	OTHER ASSUMPTIONS

(v)	There have been no amendments made to the documents listed in Schedule 1 (Documents and Enquiries) which would affect this Opinion Letter.

SCHEDULE 3

RESERVATIONS

The opinions in this Opinion Letter are subject to the following reservations.

10.	EFFECTIVENESS OF TRANSFER OF PROPRIETARY RIGHTS

We express no opinion as to whether the Company has good legal or other title to the Contract Shares, or as to the existence or value of the same.

11.	OTHER RESERVATIONS

(w)	The courts of Singapore are bound to follow judicial precedents laid down by superior courts of Singapore. However, the Court of Appeal, which is the highest court in Singapore, has power to depart from such precedents where adherence will cause injustice in a particular case or constrain the development of law in conformity with the circumstances of Singapore.

(x)	A court in Singapore will not be automatically bound to stay proceedings brought in its jurisdiction despite the existence of an exclusive jurisdiction provision in an agreement naming the foreign jurisdiction where the proceedings should be brought. The Singapore courts have the discretion as to whether or not to grant an application for a stay notwithstanding such an exclusive jurisdiction clause.